Exhibit 99.1

Ouster Reports 44% Year-over-Year Q3 Revenue Growth, Followed by

Groundbreaking REV7 Product Launch and Planned Merger to Accelerate Lidar Adoption

$11.2 million in revenue with 33% gross margins in Q3 2022

Doubled range with REV7 sensors, powered by the next-generation L3 chip

Planned merger of equals to strengthen financial position

SAN FRANCISCO, CA – November 7, 2022 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-resolution digital lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced financial results for the three months ended September 30, 2022.

Third Quarter 2022 Highlights

•	$11.2 million in revenue, up 44% year over year.

•	33% gross margins, the highest margins in Ouster history, compared to 24% in the third quarter of 2021.

•	Sold 2,136 sensors in the third quarter, up 31% year over year.

•	Increased the number of Strategic Customer Agreements to 84, up from 80 in the prior quarter[1]

•	Net loss increased to $36 million, compared to $28 million in the second quarter of 2022 and $13 million in the third quarter of 2021.

•	Adjusted EBITDA[2] loss of $24 million, compared to $22 million[3] in the second quarter of 2022 and $19 million in the third quarter of 2021.

Ouster’s second-highest revenue quarter ever was driven primarily by growth in the industrial and robotics verticals, which accounted for 75% of revenues in the quarter. This included substantial orders from customers for material handling, drone inspection, and robotic security applications. Other large orders from customers for trucks and buses in the automotive vertical, and crowd analytics in the infrastructure vertical also meaningfully contributed to the quarter. The Company delivered record gross margins of 33%, up from 27% in the second quarter of 2022 due to slightly higher average selling prices and lower purchase price variance in the quarter.

Business Updates

Merger of Equals: Today, Ouster announced that it has signed a definitive agreement to merge with Velodyne in an all-stock transaction to accelerate lidar adoption and strengthen the combined company’s financial position. The transaction is subject to regulatory approvals, approval by the stockholders of both companies, and other customary closing conditions. It is expected to close in the first half of 2023. For additional information, please refer to our joint release published today, November 7, 2022.

[1]

“Strategic Customer Agreements” or “SCAs” establish a multi-year purchase and supply framework for Ouster and the customer, and include details about customer programs and applications where the customer intends to use Ouster products. SCAs also include multi-year non-binding customer forecasts (typically of three to five years in length) giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. “Contracted revenue opportunity” represents the sum of both binding purchase commitments and non-binding forecasts. No assurances can be given that non-binding forecasts will mature into binding purchase commitments, or that any contracted revenue opportunity will result in revenue. No additional revenue opportunity beyond the customer’s actual forecast has been imputed.

[2]

Adjusted EBITDA loss is a non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and a reconciliation to Net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP.

[3]	Adjusted EBITDA for this reporting period does not include certain litigation expenses.

Execution on Product Roadmap: Ouster continued to execute on its product roadmap, dominated by the October launch of its newest OS digital lidar sensors, REV7, powered by its next-generation L3 chip. REV7 features the all-new OSDome sensor, as well as upgraded OS0, OS1, and OS2 sensors that deliver double the range, enhanced object detection, increased precision and accuracy, and greater reliability. The new REV7 sensors are the highest-performing family of sensors on the market and offer performance upgrades that more than double the Company’s collective serviceable obtainable market (“SOM”), driven by new opportunities for longer-range and mapping applications.

Benefits from the REV7 performance upgrades will support Ouster’s recently released 3D industrial digital lidar sensor suite configured to meet the unique requirements of forklift, port equipment, and autonomous mobile robot manufacturers with high volume pricing that enables adoption on production fleets. The advancements in the L3 architecture pave the way for Ouster’s upcoming Chronos chip, the automotive-grade, fully custom digital lidar silicon receiver that will power its DF solid-state sensor suite, and is slated to be integrated into the first Digital Flash (DF) units in 2023.

“Ouster had a terrific quarter, and continued to see commercial growth across key verticals where digital lidar is a critical enabler for advanced automation and intelligence,” said Ouster CEO Angus Pacala. “The launch of REV7, powered by the L3 chip, is our most important yet: Ouster now offers the highest-performing family of sensors on the market with double the range, a 50% increase in precision, and even better reliability. We expect our new products to drive faster growth across each of our verticals, particularly within the submarkets for AVs, warehouse automation, mapping, security and crowd analytics.”

2022 Outlook

Ouster reiterated its FY 2022 revenue guidance4 of $40 million to $55 million and its gross margin target of 25% to 30%.

“Together with Velodyne, we expect to unlock significant synergies, creating a company with the scale and resources to deliver stronger solutions for customers and society, while accelerating time to profitability and enhancing value for shareholders,” said Ouster CFO Anna Brunelle. “Through our complementary customer base, partners, and distribution channels, coupled with reduced product costs, we can accelerate lidar adoption across fast-growing end markets by further expanding our SOM, and augmenting or displacing other sensing technologies.”

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5 p.m. EST today, November 7, 2022, to discuss its financial results and business outlook. To access the call, please register at https://conferencingportals.com/event/ERDXYEAl.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through November 21, 2022. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

[4]	FY 2022 guidance does not reflect any contribution from the planned merger of equals

About Ouster

Ouster (NYSE: OUST) is building a safer and more sustainable future through its high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries. Ouster’s sensors offer an excellent combination of price and performance with the flexibility to span hundreds of use-cases and enable revolutionary autonomy across industries. With a global team and high-volume manufacturing, Ouster supports approximately 700 customers in over 50 countries. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the merger; the expected benefits and synergies of the merger; the competitive position of the combined company; any assumptions underlying any of the foregoing; the Company’s expected financial results for the year ending December 31, 2022 and the expected financial results of the combined company following the merger; expected growth from technological advancements and new product offerings; expected serviceable obtainable market (SOM); and future strategy and market positioning; are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to risks related to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; inability of [Ouster or Velodyne] to obtain stockholder approval required to consummate the planned merger; conditions to the closing of the merger may not be satisfied; the merger may involve unexpected costs, liabilities or delays; the effect of the announcement of the merger on the ability of Ouster or Velodyne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Ouster or Velodyne does business, or on Ouster’s or Velodyne’s operating results and business generally; Ouster’s or Velodyne’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; the outcome of any legal proceedings related to the merger; Ouster’s ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which Ouster operates; selection of Ouster’s products for inclusion in target markets; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; Ouster’s ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; Ouster’s ability to manage growth; the creditworthiness of Ouster’s customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; Ouster’s ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; Ouster’s ability to recruit and retain key personnel; Ouster’s use of professional employer organizations; Ouster’s ability to adequately protect and enforce its intellectual property rights; Ouster’s ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; risks related to certain of Ouster’s warrants being accounted for as liabilities; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s most recent Quarterly Report on Form 10-Q and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

The financials herein are unaudited and subject to the finalization of year-end audit procedures. In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. The calculation of Adjusted EBITDA for this reporting period does not include litigation expenses. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, depreciation and amortization, litigation and litigation related expenses and other non-recurring expenses. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Additional Information

In connection with the proposed transaction, [Ouster and Velodyne] plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed transaction. INVESTORS AND OUSTER’S AND VELODYNE’s RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF [Ouster AND Velodyne] WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing important information about Ouster and Velodyne, once such documents are filed with the SEC, from the SEC’s website at www.sec.gov. Ouster and Velodyne make available free of charge at www.ouster.com and www.velodynelidar.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Ouster, Velodyne and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of [Ouster and Velodyne] in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Ouster’s directors and executive officers in Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 27, 2022. Securityholders may obtain information regarding the names, affiliations and interests of Velodyne’s directors and executive officers in Velodyne’s definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Joint Proxy statement/Prospectus relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Ouster’s website at https://investors.ouster.com/ and Velodyne’s website at https://investors.velodynelidar.com/.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$133,189	$182,644
Restricted cash, current	250	977
Accounts receivable, net	10,783	10,723
Inventory	20,804	7,448
Prepaid expenses and other current assets	6,923	5,566

Total current assets	171,949	207,358
Property and equipment, net	8,594	10,054
Operating lease, right-of-use assets	13,652	15,156
Goodwill	51,151	51,076
Intangible assets, net	19,286	22,652
Restricted cash, non-current	1,088	1,035
Other non-current assets	554	371

Total assets	$266,274	$307,702

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$8,154	$4,863
Accrued and other current liabilities	14,395	14,173
Operating lease liability, current portion	3,127	3,067

Total current liabilities	25,676	22,103
Operating lease liability, long-term portion	14,288	16,208
Warrant Liabilities	276	7,626
Debt	19,181	—
Other non-current liabilities	1,561	1,065

Total liabilities	60,982	47,002

Commitments and contingencies
Redeemable convertible preferred stock	—	—

Stockholders’ equity (deficit):
Common stock	18	17
Additional paid-in capital	605,195	564,045
Accumulated deficit	(399,740)	(303,356)
Accumulated other comprehensive loss	(181)	(6)

Total stockholders’ equity	205,292	260,700

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$266,274	$307,702

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Product revenue	$11,204	$7,755	$30,091	$21,726
Cost of product	7,488	5,879	21,002	16,212

Gross (loss) profit	3,716	1,876	9,089	5,514
Operating expenses:
Research and development	17,212	8,390	49,011	19,576
Sales and marketing	8,541	6,737	23,194	14,777
General and administrative	14,008	14,073	40,306	36,177

Total operating expenses	39,761	29,200	112,511	70,530

Loss from operations	(36,045)	(27,324)	(103,422)	(65,016)
Other (expense) income:
Interest income	733	165	1,231	305
Interest expense	(699)	—	(1,143)	(504)
Other income (expense), net	61	14,490	7,071	(422)

Total other expense, net	95	14,655	7,159	(621)

Loss before income taxes	(35,950)	(12,669)	(96,263)	(65,637)
Provision for income tax expense	37	—	121	—

Net loss	$(35,987)	$(12,669)	$(96,384)	$(65,637)

Other comprehensive loss
Foreign currency translation adjustments	$(87)	$—	$(175)	$—

Total comprehensive loss	$(36,074)	$(12,669)	$(96,559)	$(65,637)

Net loss per common share, basic and diluted	$(0.20)	$(0.08)	$(0.55)	$(0.53)
Weighted-average shares used to compute basic and diluted net loss per share	181,361,354	156,647,259	175,795,093	123,175,390

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine months ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(96,384)	$(65,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,070	3,428
Stock-based compensation	25,324	18,557
Change in right-of-use asset	2,075	1,292
Interest expense	290	36
Amortization of debt issuance costs and debt discount	104	250
Change in fair value of warrant liabilities	(7,350)	406
Inventory write down	894	866
Provision for doubtful accounts	9	—
Gain from disposal of property and equipment	(100)	—
Changes in operating assets and liabilities:
Accounts receivable	(69)	(4,378)
Inventory	(14,249)	(2,551)
Prepaid expenses and other assets	(1,540)	42
Accounts payable	3,225	(2,707)
Accrued and other liabilities	(158)	7,060
Operating lease liability	(2,431)	(1,770)

Net cash used in operating activities	(83,290)	(45,106)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property & equipment	275	—
Purchases of property and equipment	(2,353)	(1,774)

Net cash used in investing activities	(2,078)	(1,774)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	—	291,454
Payment of offering costs	—	(27,124)
Repayment of debt	—	(7,000)
Proceeds from issuance of promissory notes to related parties	—	5,000
Repayment of promissory notes to related parties	—	(5,000)
Repurchase of common stock	(46)	(43)
Proceeds from exercise of stock options	398	539
Proceeds from borrowings, net of debt discount and issuance costs	19,077	—
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	16,322	—
At-the-market offering costs for the issuance of common stock	(278)	—
Taxes paid related to net share settlement of restricted stock awards	(59)	—

Net cash provided by financing activities	35,414	257,826

Effect of exchange rates on cash and cash equivalents	(175)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(50,129)	210,946
Cash, cash equivalents and restricted cash at beginning of period	184,656	12,642

Cash, cash equivalents and restricted cash at end of period	$134,527	$223,588

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(35,987)	$(12,669)	$(96,384)	$(65,637)
Interest expense (income), net	(34)	(165)	(88)	199
Other expense (income), net	(61)	(14,490)	(7,071)	422
Stock-based compensation(1)	8,455	7,147	25,324	18,557
Provision for income tax expense	37	—	121	—

Non-GAAP operating loss	(27,590)	(20,177)	(78,098)	(46,459)
Depreciation and amortization expense(2)	2,331	1,174	7,070	3,428
Litigation expenses(3)	1,123	500	1,715	500

Adjusted EBITDA	$(24,136)	$(18,503)	$(69,313)	$(42,531)

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of product revenue	$207	$206	$570	$457
Research and development	3,681	2,063	11,248	4,305
Sales and marketing	1,913	1,717	5,276	2,702
General and administrative	2,654	3,161	8,230	11,093

Total stock-based compensation	$8,455	$7,147	$25,324	$18,557

(2) Includes depreciation and amortization expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$227	$275	$820	$678
Research and development	889	231	2,600	350
Sales and marketing	75	—	225	—
General and administrative	1,140	654	3,426	1,226

Total depreciation and amortization expense	$2,331	$1,160	$7,070	$2,254

(3)	Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations

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